Exhibit 10.8

2012 EMPLOYEE LONG-TERM INCENTIVE PLAN

Section 1.    Establishment and Purpose

(a) Purpose.  The purposes of this ePlus inc. 2012 Long-Term Incentive Plan (the "Employee Plan") are to encourage Employees of ePlus inc. (together with any successor thereto, the "Company") and its Affiliates (as defined below) to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of its stockholders, and to enhance the ability of the Company and its Affiliates to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

(b) Effective Date; Shareholder Approval.  The Plan is effective September 13, 2012, subject to approval by the Company's shareholders.

Section 2.    Definitions

As used in the Employee Plan, the following terms shall have the meanings set forth below:

(a) "Affiliate" shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has no less than a 50% equity interest, as determined by the Committee.  With respect to Incentive Stock Options, "Affiliate" means any entity, domestic or foreign, whether or not such entity now exists or is hereafter organized or acquired by the Company or by an Affiliate that is a "subsidiary corporation" within the meaning of Code Section 424(d) and the rules thereunder.

(b) "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, or Other Stock-Based Award granted under the Employee Plan.

(c) "Award Agreement" shall mean any written agreement, contract, or other instrument or document, including an electronic communication, evidencing any Award granted under the Employee Plan.

(d) "Board" shall mean the Board of Directors of the Company.

(e) "Cause" shall (except as otherwise provided in an Award Agreement) mean any of the following acts by the Participant, as determined by the Committee in its reasonable and good faith discretion: (i) failure to substantially perform his or her duties (other than as a result of Disability), after the Board or the executive to which the Participant reports delivers to the Participant a written demand for substantial performance that specifically identifies the manner in which the Participant has not substantially performed his or her duties; (ii) willful misconduct or gross negligence that is materially injurious to the Company or a subsidiary; (iii) prolonged absence from duty without consent by the Board or the executive to which the Participant reports (iv) breach of his or her duty of loyalty to the Company or a subsidiary; (v) removal without proper authorization from the premises of the Company or a subsidiary of a document (of any media or form) relating to the Company or a subsidiary or the customers of the Company or a subsidiary; (vi) breach of any confidentiality and/or non-compete agreement between him or her and the Company; or (vii) commission of a felony or a serious crime involving moral turpitude.

(f) "Change in Control" means an event that is "a change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation" within the meaning of Section 409A and that also falls within one of the following events with respect to the Company:

(i) the consummation of any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger own more than fifty percent (50%) of the outstanding common stock of the surviving corporation immediately after the merger; or

(ii) the consummation of any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, other than to a subsidiary or affiliate; or

(iii) any action pursuant to which any person (which term may include two or more persons consistent with Section 13(d)(3) of the Exchange Act), corporation or other entity shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of shares of capital stock entitled to vote generally for the election of directors of the Company ("Voting Securities") representing more than fifty (50%) percent of the combined voting power of the Company's then outstanding Voting Securities (calculated as provided in Rule 13d-3(d) in the case of rights to acquire any such securities); or

(iv) the individuals (x) who, as of the Effective Date, constitute the Board (the "Original Directors") and (y) who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of a majority of the Original Directors then still in office (such Directors being called "Additional Original Directors") and (z) who thereafter are elected to the Board and whose election or nomination for election to the Board was approved by a vote of a majority of the Original Directors and Additional Original Directors then still in office, cease for any reason to constitute a majority of the members of the Board; or

(v) the dissolution or liquidation of the Company.

(g) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

(h) "Committee" shall mean the Compensation Committee of the Board of Directors of the Company, or such other committee as may be designated by the Board.  However, if a member of the Compensation Committee is not an "outside director" within the meaning of Section 162(m) of the Code or is not a "non-employee director" as defined in Rule 16b-3 under the Exchange Act, the Compensation Committee may from time to time delegate some or all of its functions under the Employee Plan to a committee or subcommittee composed of members that meet the relevant requirements but shall be no fewer than two (2) individuals or any other number that Rule 16b-3 or Code Section 162(m) may require from time to time.  The term "Committee" includes any such committee or subcommittee, to the extent of the Compensation Committee's delegation.

(i) "Common Stock" shall mean shares of the Company's common stock, par value $0.01 per share.

(j) "Disability" shall (except as otherwise provided in an Award Agreement) mean 1) any illness or other physical or mental condition of a Participant which renders the Participant incapable of performing his or her customary and usual duties for the Company (with or without a reasonable accommodation as required by law) and that in the judgment of the Committee is permanent and continuous in nature, and (2) the Committee or the Company or relevant Affiliate has provided written notice to the Participant that the Participant's employment is terminated due to a permanent "Disability" pursuant to this section. Notwithstanding the above, with respect to an Incentive Stock Option (and if and to the extent required by Code Section 409A with respect to other Awards), Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code. The Committee may establish any process or procedure it deems appropriate for determining whether a Participant has a "Disability".

(k) "Dividend Equivalent" shall mean any right granted under Section 6(e) of the Employee Plan.

(l) "Employee" means any person who is in the employ of the Company or any Affiliate, subject to the control and direction of the Company or any Affiliate as to both the work to be performed and the manner and method of performance.

(m) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

(n) "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

(i) if the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, Nasdaq Global Market or The Nasdaq Capital Market of The Nasdaq Stock Market, the Fair Market Value of a share of Common Stock shall be the closing sales price of a share of Common Stock as quoted on such exchange or system for such date (or the most recent trading day preceding such date if there were no trades on such date), as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii) if the Common Stock is regularly quoted by a recognized securities dealer but is not listed in the manner contemplated by clause (i) above, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(iii) if neither clause (i) above nor clause (ii) above applies, the Fair Market Value of a share of a share of Common Stock shall be determined in good faith by the Committee based on the reasonable application of a reasonable valuation method that complies with Code Section 409A and Code Section 422 if and to the extent required.

(o) "Incentive Stock Option" shall mean an option granted under Section 6(a) of the Employee Plan that is intended to meet the requirements of Sections 422 of the Code, or any successor provision thereto.

(p) "Key Employee" shall mean an Employee who is a "covered employee" within the meaning of Section 162(m)(3) of the Code.

(q) "Non-Qualified Stock Option" shall mean an option granted under Section 6(a) of the Employee Plan that is not an Incentive Stock Option.

(r) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(s) "Other Stock-Based Award" shall mean any right granted under Section 6(f) of the Employee Plan.

(t) "Participant" shall mean an Employee of the Company or of any Affiliate designated to be granted an Award under the Employee Plan.

(u) "Performance Award" shall mean any right granted under Section 6(d) of the Employee Plan.

(v) "Performance Criteria" shall mean any quantitative and/or qualitative measures, as determined by the Committee, which may be used to measure the level of performance of the Company or any individual Participant during a Performance Period, including any Qualifying Performance Criteria.   With respect to any Award intended to satisfy the requirements of Code Section 162(m), performance criteria shall mean the Qualifying Performance Criteria.

(w) "Performance Period" shall mean any period as determined by the Committee in its sole discretion.

(x) "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

(y) "Qualifying Performance Criteria" shall mean one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the company as a whole or to a business unit or Affiliate, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to a previous year's results or to a designated comparison group, in each case as specified by the Committee in the Award: revenue, sales, net income, net earnings, earnings per share, return on total capital, return on equity, cash flow, operating profit and margin rate, subject to adjustment by the Committee to remove the effect of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence, related to the disposal of a segment or a business, or related to a change in accounting principle or otherwise.

(z) "Restricted Securities" shall mean Awards of Restricted Stock or other Awards under which issued and outstanding Shares are held subject to certain restrictions.

(aa) "Restricted Stock" shall mean any award of Shares granted under Section 6(c) of the Employee Plan.

(bb) "Restricted Stock Unit" shall mean any right granted under Section 6(c) of the Employee Plan that is denominated in Shares.

(cc) "Retirement" means retirement (i) at or after age 55 with ten years of service or (ii) at or after age 65.

(dd) "Section 409A" means Section 409A of Code, and the Treasury regulations and other authoritative guidance issued thereunder.

(ee) "Shares" shall mean the Shares of Common Stock, and such other securities as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 7 of the Employee Plan.

(ff) "Stock Appreciation Right" shall mean any right granted under Section 6(b) of the Employee Plan.

Section 3.    Administration

Except as otherwise provided herein, the Employee Plan shall be administered by the Committee, which shall have the power to interpret the Employee Plan and to adopt such rules and guidelines for implementing the terms of the Employee Plan as it may deem appropriate.  The Committee shall have the ability to modify the Employee Plan provisions, to the extent necessary, to accommodate any changes in laws and regulations in jurisdictions in which Participants will receive Awards.

(a) Subject to the terms of the Employee Plan and applicable law, the Committee shall have full power and authority to:

(i)	designate Participants;

(ii)	determine the type or types of Awards to be granted to each Participant under the Employee Plan;

(iii)	determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards;

(iv)	determine the terms and conditions of any Award;

(v)	Determine the effect of termination of employment on any Award;

(vi)
determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, or other Awards, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended;

(vii)
determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, and other amounts payable with respect to an Award under the Employee Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee;

(viii)	interpret and administer the Employee Plan and any instrument or agreement relating to, or Award made under, the Employee Plan;

(ix)	establish, amend, suspend, or waive such rules and guidelines;

(x)
reduce, eliminate or accelerate any restriction or vesting requirement, applicable to an Award at any time after the grant of an Award or to extend the time for exercising any Option (but not beyond the original ten-year term), Restricted Stock Awards or Restricted Stock Units;

(xi)	to amend any Award Agreement or waive any provision, condition or limitation thereof;

(xii)	make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Employee Plan; and

(xiii)
correct any defect, supply any omission, or reconcile any inconsistency in the Employee Plan or any Award in the manner and to the extent it shall deem desirable to carry the Employee Plan into effect.

(b) Unless otherwise expressly provided in the Employee Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Employee Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any stockholder, and any employee of the Company or of any Affiliate.  Any determinations and other actions of the Committee with respect to any of the matters referred to in this Section 3 or elsewhere in the Employee Plan or in any Award Agreement need not be consistent, even among Participants who are similarly situated and/or who have previously received similar or other Awards, except as may be specifically provided to the contrary in the Employee Plan or in the applicable Award Agreement.  In addition, actions of the Committee may be taken by the Committee but with one or more members abstaining or recusing himself or herself from acting on the matter, so long as two or more members remain to act on the matter.  Such action, authorized by the Committee upon the abstention or recusal of such members, shall be the action of the Committee for purposes of the Employee Plan.  The Committee may designate the Secretary of the Company or other employees of the Company to assist the Committee in the administration and operation of the Employee Plan and may direct such persons to execute documents on behalf of the Committee.

Section 4.    Shares Available for Awards

Shares Available. Subject to adjustment as provided in Section 7, the total number of shares of Common Stock reserved and available for delivery pursuant to Awards granted under the Employee Plan shall be one million five hundred thousand (1,500,000).  If any Shares covered by an Award granted under the Employee Plan, or to which such an Award relates, are forfeited, or if an Award otherwise terminates without the delivery of Shares or of other consideration, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares available under the Employee Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Employee Plan. Notwithstanding the foregoing but subject to adjustment as provided in Section 7, no more than one million five hundred thousand (1,500,000) Shares shall be available for delivery pursuant to the exercise of Incentive Stock Options.

Any Award made under a previous ePlus incentive plan shall continue to be subject to the terms and conditions of the plan under which it was awarded and the applicable Award Agreement.

(a)	Accounting for Awards. For purposes of this Section 4,

(i)
if an Award (other than a Dividend Equivalent) is denominated in Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Employee Plan; and

(ii)
Dividend Equivalents denominated in Shares and Awards not denominated in Shares but potentially payable in Shares shall be counted against the aggregate number of Shares available for granting Awards under the Employee Plan in such amount and at such time as the Dividend Equivalents and such Awards are settled in Shares, provided, however, that Awards that operate in tandem with (whether granted simultaneously with or at a different time from), or that are substituted for, other Awards may only be counted once against the aggregate number of Shares available, and the Committee shall adopt procedures, as it deems appropriate, in order to avoid double counting. Any Shares that are delivered by the Company, and any Awards that are granted by, or become obligations of, the Company through the assumption by the Company or an Affiliate of, or in substitution for, outstanding awards previously granted by an acquired company, shall not be counted against the Shares available for granting Awards under this Plan.

(iii)
Notwithstanding anything herein to the contrary, any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee's permission, prior to the issuance of Shares, for Awards not involving Shares, or shares withheld from an Award, or delivered by a Participant to satisfy minimum tax withholding requirements, shall be available again for grant under this Plan. Shares subject to an Award under the Employee Plan may not again be made available for issuance under the Employee Plan if such Shares are: (x) Shares that were subject to an Option or a stock-settled Stock Appreciation Right and were not issued upon the net settlement or net exercise of such Option or Stock Appreciation Right, (y) Shares delivered to or withheld by the Company to pay the exercise price under Options or Stock Appreciation Rights, or (z) Shares repurchased on the open market with the proceeds of an Option exercise.

(b)           Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized but unissued Shares or of treasury Shares.

Section 5.    Eligibility

Any Employee of the Company or of any Affiliate shall be eligible to be designated a Participant.

Section 6.    Awards

(a) Options. Options granted under the Employee Plan may, at the discretion of the Committee, be in the form of either Non-Qualified Stock Options, Incentive Stock Options or a combination of the two.  Where both a Non-Qualified Stock Option and an Incentive Stock Option are granted to a Participant at the same time, such Awards shall be deemed to have been granted in separate grants, shall be clearly identified, and in no event will the exercise of one such Award affect the right to exercise the other Award.  Unless otherwise specified, an Option shall be a Non-Qualified Stock Option.  Subject to Section 3, the Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Employee Plan, as the Committee shall determine:

(i)
Amount of Shares. The Committee may grant Options to a Participant in such amounts as the Committee may determine, subject to the limitations se forth in Section 6(g)(v) of the Employee Plan.  The number of Shares subject to an Option shall be set forth in the applicable Award Agreement.

(ii)
Exercise Price. The exercise price per Share under an Option shall be determined by the Committee; provided, however, and except as provided in Section 4(d), that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.  The exercise price of an Option, as determined by the Committee pursuant to this Section 6(a)(ii), shall be set forth in the applicable Award Agreement.

(iii)	Option Term. Except as set forth in Section 6(a)(vii) below, the term of each Option shall not exceed ten (10) years from the date of grant.

(iv)
Timing of Exercise. Except as may otherwise be provided in the Award Agreement or as the Committee may otherwise determine, and subject to the Committee's authority under Section 3(a) to accelerate the vesting of an Award and to waive or amend any terms, conditions, limitations or restrictions of an Award, each Option granted under the Employee Plan shall be exercisable in whole or in part, subject to the following conditions, limitations and restrictions:

(A)
20% of the Shares subject to an Option shall first become exercisable on the one-year anniversary of the date of grant, 30% shall first become exercisable on the two-year anniversary of the date of grant and the remainder shall first become exercisable on the three-year anniversary of the date of grant;

(B)	All Options subject to the Award shall become immediately exercisable upon a Change in Control;

(C)
All Options granted to a Participant shall become immediately exercisable upon the death or Disability of the Participant and must be exercised, if at all, within one year after such Participant's death or Disability, but in no event after the date such Options would otherwise lapse. Options of a deceased Participant may be exercised only by the estate of the Participant or by the person given authority to exercise such Options by the Participant's will or by operation of law. In the event an Option is exercised by the executor or administrator of a deceased Participant, or by the person or persons to whom the Option has been transferred by the Participant's will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver Shares thereunder unless and until the Company is satisfied that the person or persons exercising the Option is or are the duly appointed executor(s) or administrator(s) of the deceased Participant or the person to whom the Option has been transferred by the Participant's will or by the applicable laws of descent and distribution;

(D)
Upon an Employee's Retirement, all Options that have not become exercisable as of the date of Retirement shall be forfeited and to the extent that Options have become exercisable as of such date, such Options must be exercised, if at all, within one year after Retirement, but in no event after the date such Options would otherwise lapse; and

(E)
The Option shall lapse upon termination of employment for Cause.  Except as otherwise provided in Section 6(a)(vii) or Section 6(g)(xii), upon an Employee's termination of employment, for any reason other than death, Disability, Retirement or Cause, all Options that have not become exercisable as of the date of termination shall be forfeited and to the extent that Options have become exercisable as of such date, such Options must be exercised, if at all, within 90 days after such termination of employment.

(v)
Payment of Exercise Price. The exercise price shall be paid in full when the Option is exercised and stock certificates shall be registered and delivered only upon receipt of such payment. Unless otherwise provided by the Committee, payment of the exercise price may be made in cash or by certified check, bank draft, wire transfer, or postal or express money order or any other form of consideration approved by the Committee. In addition, at the discretion of the Committee, payment of all or a portion of the exercise price may be made by

(A)
Delivering a properly executed exercise notice to the Company, or its agent, together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds with respect to the portion of the Shares to be acquired upon exercise having a Fair Market Value on the date of exercise equal to the sum of the applicable portion of the exercise price being so paid and appropriate tax withholding;

(B)
Tendering (actually or by attestation) to the Company previously acquired Shares that have been held by the Participant for at least six months having a Fair Market Value on the day prior to the date of exercise equal to the applicable portion of the exercise price being so paid; or

(C)	any combination of the foregoing.

(vi)
Incentive Stock Options. The terms of any Incentive Stock Option granted under the Employee Plan shall be designed to comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder which are hereby incorporated by reference.  In the event that any provision of the Employee Plan would contravene the Code rules that apply to Incentive Stock Options, such Plan provision shall not apply to Incentive Stock Options.  Incentive Stock Options granted under the Employee Plan shall be subject to the following additional conditions, limitations and restrictions:

(A)	Timing of Grant. No Incentive Stock Option shall be granted under the Employee Plan after the 10-year anniversary of the date the Employee Plan is adopted by the Board.

(B)
Amount of Award. The aggregate Fair Market Value of Shares (determined as of the time of grant) with respect to which such Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any subsidiary) may not exceed $100,000, taking Incentive Stock Option into account in the order in which they were granted.  To the extent an Option initially designated as an Incentive Stock Option exceeds the value limit of this Section or otherwise fails to satisfy the requirements applicable to Incentive Stock Options, it shall be deemed a Non-Qualified Stock Option and shall otherwise remain in full force and effect.

(C)
Timing of Exercise.  In the event that the Committee exercises its discretion to permit an Incentive Stock Option to be exercised by a Participant more than three months after the Participant's termination of employment and such exercise occurs more than three months after such Participant has ceased being an Employee (or more than 12 months after the Participant is Disabled or dies), such Incentive Stock Option shall thereafter be treated as a Non-Qualified Stock Option for all purposes.

(D)
Transfer Restrictions. In no event shall the Committee permit an Incentive Stock Option to be transferred by a Participant other than by will or the laws of descent and distribution, and any Incentive Stock Option granted hereunder shall be exercisable, during his or her lifetime, only by the Participant.

(E)
Ten Percent Owners. No Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Affiliate unless the exercise price per share of such Option is at least 110% of the Fair Market Value per Share at the date of grant and the Option expires no later than five years after the date of grant.

(vii)
Extension of Option Term for Blackouts.  At its discretion, the Committee may extend the term of any Option beyond its earlier termination pursuant to Section 6(a)(iii),(iv)(C), (iv)(D) or (iv)(E) if the Company had prohibited the participant from exercising the Option prior to termination or expiration in order to comply with applicable Federal, state, local or foreign law, provided that such extension may not exceed  the earlier of 30 days from the date such prohibition is lifted or ten years after the Option grant date.

(viii)	No Deferral Feature. No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

(b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants. Subject to the terms of the Employee Plan and any applicable Award Agreement, a Stock Appreciation Right Award granted under the Employee Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, multiplied by the number of Stock Appreciation Rights granted.  As determined by the Committee, the payment upon exercise may be paid in cash, Shares to be valued at their Fair Market Value on the date of exercise, any other mode of payment deemed appropriate by the Committee or any combination thereof.  The Committee may establish a maximum appreciation value payable for stock appreciation rights.

(i)
Grant Price. Shall be determined by the Committee, provided, however, and except as provided in Section 7, that such price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right, except that if a Stock Appreciation Right is at any time granted in tandem with an Option, the grant price of the Stock Appreciation Right shall not be less than the exercise price of such Option.

(ii)	Term. The term of each Stock Appreciation Right shall not exceed ten (10) years from the date of grant.

(iii)	Time and Method of Exercise. The Committee shall establish in the applicable Award Agreement the time or times at which a Stock Appreciation Right may be exercised in whole or in part.

(iv)
No Deferral Feature.  No Stock Appreciation Right shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Stock Appreciation Right.

(c) Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants.

(i)
Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may establish in the applicable Award Agreement (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. The Committee may remove any vesting condition or other restriction or reduce any restriction period applicable to a particular Restricted Stock Award or, subject to compliance with Code Section 409A, a particular grant of Restricted Stock Units. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be delivered to the holder of Restricted Stock promptly after such restrictions have lapsed.  Except as otherwise provided in an Award Agreement or any special Plan document governing an Award, the Participant shall have all of the rights of a shareholder with respect to the Restricted Stock, and the Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units until such time as Shares are paid in settlement of the Restricted Stock Units. Unless otherwise provided in the applicable Award Agreement, Awards of Restricted Stock will be entitled to full dividend rights and any dividends paid thereon will be paid or distributed to the holder no later than the end of the calendar year in which the dividends are paid to shareholders or, if later, the 15th day of the third month following the date the dividends are paid to shareholders (or shall otherwise be in compliance with, or exempt from, Code Section 409A).

(ii)
Registration. Any Restricted Stock or Restricted Stock Units granted under the Employee Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Employee Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(iii)
Forfeiture. Upon termination of employment during the applicable restriction period for any reason other than death or Disability, except as determined otherwise by the Committee, all Shares of Restricted Stock and all Restricted Stock Units still, in either case, subject to restriction shall be forfeited and reacquired by the Company.

(iv)
Compliance with Section 409A.  Each Restricted Stock Unit shall comply with the requirements of subsection (a) of Section 409A (to constitute either a short-term deferral or otherwise be excluded from Section 409A, or to meet the requirements of Section 409A applicable to a deferral of compensation) and be implemented in accordance with such requirements.

(d) Performance Awards. The Committee is hereby authorized to grant Performance Awards to Participants. Performance Awards include arrangements under which the grant, issuance, retention, vesting and/or transferability of any Award is subject to such Performance Criteria and such additional conditions or terms as the Committee may designate. The Committee may establish a maximum Performance Award. Subject to the terms of the Employee Plan and any applicable Award Agreement, a Performance Award granted under the Employee Plan:

(i)	may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, or other Awards; and

(ii)
shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such Performance Periods as the Committee shall establish.

(e) Dividend Equivalents. The Committee is hereby authorized to grant to Participants Awards under which the holders thereof shall be entitled to receive payments equivalent to dividends or interest with respect to a number of Shares determined by the Committee, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Subject to the terms of the Employee Plan and any applicable Award Agreement, such Awards may have such terms and conditions as the Committee shall determine.

(f) Other Stock-Based Awards. The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purposes of the Employee Plan, provided, however, that such grants must comply with applicable law. Subject to the terms of the Employee Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(f) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, or other Awards, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, and except as provided in Section 7, shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is.

(g) General.

(i)	No Cash Consideration for Awards. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(ii)
Awards may be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards.

(iii)
Forms of Payment under Awards. Subject to the terms of the Employee Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, rights in or to Shares issuable under the Award or other Awards, other securities, or other Awards, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments.

(iv)
Limits on Transfer of Awards. Except as provided by the Committee, no Award and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant with respect to any Award upon the death of the Participant. Each Award, and each right under any Award, shall be exercisable, during the Participant's lifetime, only by the Participant or, in the case of Participant's Disability, by the Participant's guardian or legal representative. No Award and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(v)
Per-Person Limitation on Options and SARs. The number of Shares with respect to which Options and Stock Appreciation Rights may be granted under the Employee Plan during any calendar year to an individual Participant shall not exceed one hundred thousand (100,000) Shares, subject to adjustment as provided in Section 7.

(vi)
Per-Person Limitation on Certain Awards. Other than Options and Stock Appreciation Rights, the aggregate number of Shares with respect to which Restricted Stock, Restricted Stock Units, Performance Awards and Other Stock-Based Awards may be granted under the Employee Plan during any calendar year to an individual Participant shall not exceed one hundred thousand (100,000) Shares, subject to adjustment as provided in Section 7.

(vii)
Conditions and Restrictions upon Securities Subject to Awards. The Committee may provide that the Shares issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability and forfeiture or repurchase provisions or provisions on payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without limitation: (A) restrictions under an insider trading policy or pursuant to applicable law, (B) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, (C) restrictions as to the use of a specified brokerage firm for such resales or other transfers and (D) provisions requiring Shares to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

(viii)
Share Certificates. All Shares or other securities delivered under the Employee Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Employee Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or automated quotation system upon which such Shares or other securities are then listed, quoted, or traded, and any applicable Federal, state, or local securities laws, and the Committee may cause a legend or legends to be put on any such certificates or issue instructions to the transfer agent to make appropriate reference to such restrictions.

(ix)
Suspension of Exercise. The Company reserves the right from time to time to suspend the exercise of any stock option or stock appreciation right where such suspension is deemed by the Company as necessary or appropriate for corporate purposes.

(x)	Change in Control. Notwithstanding anything to the contrary in the Employee Plan, any conditions or restrictions on Restricted Stock shall lapse upon a Change in Control.

(xi)
Award Agreement.  Each grant of an Award under the Employee Plan will be evidenced by an Award Agreement.  Such document will contain such provisions as the Committee may in its discretion deem advisable, provided that such provisions are not inconsistent with any of the provisions of the Employee Plan.

(xii)
Special Forfeiture Provision.  If the Committee, in its discretion, determines and the applicable Award Agreement so provides, a Participant who, without prior written approval of the Company, enters into any employment or consultation arrangement (including service as an agent, partner, stockholder, consultant, officer or director) to any entity or person engaged in any business in which the Company or its affiliates is engaged which, in the sole judgment of the Company, is competitive with the Company or any Affiliate, (i) shall forfeit all rights under any outstanding Option or Stock Appreciation Right and shall return to the Company the amount of any profit realized upon the exercise, within such period as the Committee may determine, of any Option or Stock Appreciation Right, and (ii) shall forfeit and return to the Company all Shares of Restricted Stock and other Awards which are not then vested or which vested but remain subject to the restrictions imposed by this Section 6(g)(xii), as provided in the Award Agreement.

(xiii)
No Repricing. Repricing of Options or Stock Appreciation Rights shall not be permitted without stockholder approval. For this purpose, a "repricing" means any of the following (or any other action that has the same effect as any of the following): (A) changing the terms of an Option or Stock Appreciation Right to lower its exercise price (other than pursuant to Section 7); (B) any other action that is treated as a "repricing" under generally accepted accounting principles; and (C) repurchasing for cash or canceling an Option or Stock Appreciation Right at a time when its exercise price is greater than the Fair Market Value of the underlying stock in exchange for another Award, unless the cancellation and exchange occurs in connection with an event set forth in Section 7. Such cancellation and exchange would be considered a "repricing" regardless of whether it is treated as a "repricing" under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

(xiv)
Employment with Affiliate or Successor. Employment by the Company, any Affiliate or a successor to the Company shall be considered employment by the Company for all purposes of any Award. If the Award is assumed or a new award is substituted therefore in any corporate reorganization (including, but not limited to, any transaction of the type referred to in Section 424(a) of the Code), employment by such assuming or substituting corporation or by a parent corporation or subsidiary thereof shall be considered for all purposes of the Award to be employment by the Company.

Section 7.    Changes in Capital Structure

(a) Mandatory Adjustments. In the event that the Committee shall determine that any stock dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event constitutes an equity restructuring transaction, as that term is defined in Statement of Financial Accounting Standards No. 123 (revised) or otherwise affects the Shares, then the Committee shall adjust the following in a manner that is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Employee Plan:

(i)
the number and type of Shares or other securities which thereafter may be made the subject of Awards including the limit specified in Section 4(a) regarding the number of shares that may be granted in the form of Restricted Stock, Restricted Stock Units, Performance Awards, or Other Stock-Based Awards;

(ii)	the number and type of Shares or other securities subject to outstanding Awards;

(iii)	the number and type of Shares or other securities specified as the annual per-participant limitation under Section 6(g)(v) and (vi);

(iv)	the grant, purchase, or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; and

(v)	other value determinations applicable to outstanding awards.

Provided, however, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Employee Plan to violate Sections 422(b)(1) of the Code or any successor provision thereto; and provided further, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number. Notwithstanding the foregoing, no adjustments shall be made with respect to Performance Awards granted to a Key Employee to the extent such adjustment would cause the Award to fail to qualify as performance-based compensation under Section 162(m) of the Code and no adjustment shall be required if the Committee determines that such action could cause an Award to fail to satisfy the conditions of an applicable exception from the requirements of Section 409A of the Code or otherwise could subject a Participant to the additional tax imposed under Section 409A in respect of an outstanding Award.

(b) Discretionary Adjustments. Upon the occurrence of (i) a merger, consolidation, acquisition of property or stock, reorganization or otherwise involving the Company in which the Company is not to be the surviving corporation, (ii) a merger, consolidation, acquisition of property or stock, reorganization or otherwise involving the Company in which the Company is the surviving corporation but holders of Shares receive securities of another corporation, or (iii) a sale of all or substantially all of the Company's assets (as an entirety) or capital stock to another person, any Award granted hereunder shall be deemed to apply to the securities, cash or other property (subject to adjustment by cash payment in lieu of fractional interests) to which a holder of the number of Shares equal to the number of Shares the Participant would have been entitled, and proper provisions shall be made to ensure that this clause is a condition to any such transaction; provided, however, that for an Award that is not subject to Section 409A the Committee (or, if applicable, the board of directors of the entity assuming the Company's obligations under the Employee Plan) shall, in its discretion, have the power to either:

(i)	provide that Awards will be settled in cash rather than Stock;

(ii)	provide that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction;

(iii)	provide that performance targets and performance periods for Performance Awards will be modified, consistent with Code Section 162(m) where applicable;

(iv)
provide, upon written notice to Participants, that all Awards that are currently exercisable must be exercised within the time period specified in the notice and that all Awards not exercised as of the expiration of such period shall be terminated without consideration; provided, however, that the Committee (or successor board of directors) may provide, in its discretion, that, for purposes of this subsection, all outstanding Awards are currently exercisable, whether or not vested;

(v)
cancel any or all Awards and, in consideration of such cancellation, pay to each Participant an amount in cash with respect to each Share issuable under an Award equal to the difference between the Fair Market Value of such Share on such date (or, if greater, the value per Share of the consideration received by holders of Shares as a result of such merger, consolidation, reorganization or sale) and the Exercise Price; or

(vi)	any combination of the foregoing.

The Committee's determination may not be uniform and may be different for different Participants whether or not such Participants are similarly situated.:

Section 8.    Amendment and Termination

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Employee Plan:

(a) Amendments to the Employee Plan. The Board of Directors of the Company may amend, alter, suspend, discontinue, or terminate the Employee Plan, in whole or in part; provided, however, that without the prior approval of the Company's stockholders, no material amendment shall be made if stockholder approval is required by applicable law, rule or regulation, and; provided, further, that, notwithstanding any other provision of the Employee Plan or any Award Agreement, no such amendment, alteration, suspension, discontinuation, or termination shall be made without the approval of the stockholders of the Company that would:

(i)	increase the total number of Shares available for Awards under the Employee Plan, except as provided in Section 7 hereof; or

(ii)
except as provided in Section 7, permit Options, Stock Appreciation Rights, or other Stock-Based Awards encompassing rights to purchase Shares to be repriced, replaced, or regranted through cancellation, or by lowering the exercise price of a previously granted Option or the grant price of a previously granted Stock Appreciation Right, or the purchase price of a previously granted Other Stock-Based Award.

(b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue, or terminate, any Awards theretofore granted, prospectively or retroactively. No such amendment or alteration shall be made which would impair the rights of any Participant, without such Participant's consent, under any Award theretofore granted, provided that no such consent shall be required with respect to any amendment or alteration if the Committee determines in its sole discretion that such amendment or alteration either (i) is required or advisable in order for the Company, the Employee Plan or the Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award.

Section 9.    General Provisions

(a) No Rights to Awards. No Employee, Participant or other Person shall have any claim to be granted any Award under the Employee Plan, or, having been selected to receive an Award under this Plan, to be selected to receive a future Award, and further there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Awards under the Employee Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

(b) Withholding. The Company or any Affiliate shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Employee Plan the amount (in cash, Shares, other securities, or other Awards) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Employee Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy statutory withholding obligations for the payment of such taxes.  The Participant may satisfy, totally or in part, his obligations pursuant to this section by electing to have Shares withheld, to redeliver Shares acquired under an Award, or to deliver previously owned Shares, provided that the election is made in writing on or prior to (i) the date of exercise, in the case of Options and SAR's (ii) the date of payment, in respect of Restricted Stock Units, or Performance Awards, and (iii) the expiration of the period of restriction, in respect of Restricted Stock. Any election made under this section shall be irrevocable by the Participant and may be disapproved by the Committee at any time in its sole discretion. If an election is disapproved by the Committee, the Participant must satisfy his obligations pursuant to this paragraph in cash.

(c) Other Company Benefit and Compensation Arrangements.  Payments and other benefits received by a Participant under an Award made pursuant to the Employee Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of any termination, indemnity or severance pay law and shall not be included in, nor have any effect on, the determination of benefits under any pension or other employee benefit plan or similar arrangement provided by the Company or Affiliate, unless (i) expressly so provided by such other plan or arrangement or (ii) the Committee expressly determines that an Award or a portion thereof should be included as recurring compensation. Nothing contained in the Employee Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(d) No Right to Employment. The grant of an Award shall not constitute an employment contract nor be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability, or any claim under the Employee Plan, unless otherwise expressly provided in the Employee Plan or in any Award Agreement.

(e) Governing Law. The validity, construction, and effect of the Employee Plan and any rules and regulations relating to the Employee Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law without regard to conflict of law.

(f) Severability. If any provision of the Employee Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Employee Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Employee Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Employee Plan and any such Award shall remain in full force and effect.

(g) No Trust or Fund Created. Neither the Employee Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(h) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Employee Plan or any Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(i) Headings. Headings are given to the Sections and subsections of the Employee Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Employee Plan or any provision thereof, and, in the event of any conflict, the text of the Employee Plan, rather than such headings, shall control.

(j) Indemnification. Subject to requirements of Delaware State law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board or a delegate of the Committee so acting, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability, or expense is a result of his/her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(k) Compliance with Section 409A. Except to the extent specifically provided otherwise by the Committee, Awards under the Employee Plan are intended to either be exempt from Section 409A or structured to comply with the requirements of Section so as to avoid the imposition of any additional taxes or penalties under Section 409A. If the Committee determines that an Award, Award Agreement, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Employee Plan would, if undertaken, cause a Participant to become subject to any additional taxes or other penalties under Section 409A, then unless the Committee specifically provides otherwise, such Award, Award Agreement, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Employee Plan and/or Award Agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Participant.  For any Award that is subject to Section 409A, all rights to amend, terminate or modify the Employee Plan or such Award are subject to the requirements and limitations of Section 409A.  Notwithstanding any provision in the Employee Plan to the contrary, with respect to any Award that is subject to Section 409A, distributions on account of a separation from service may not be made to a "specified employee" (as defined by Section 409A) before the date which is six (6) months after the date of separation from service (or, if earlier, the date of death of the employee).  A Participant who is subject to the restriction described in the previous sentence shall be paid on the first day of the seventh month after the Participant's separation from service an amount equal to the benefit that the Participant would have received during such six month period absent the restriction.

(l) Compliance with Code Section 162(m). At all times when Code Section 162(m) is applicable, if and to the extent the Committee so determines, Awards granted under this Plan to Employees who are or could reasonably become Key Employees as determined by the Committee shall comply with the requirements of the performance-based exception from the tax deductibility limitations of Code Section 162(m). Generally, this requires that the amount paid under such an Award be determined based on the attainment of written, objective performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period.  The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, shall so certify and ascertain the amount of the applicable Award. No amount will be paid for such performance period until such certification is made by the Committee. The amount actually paid to a given Participant may be less than (but not more than) the amount determined under the applicable performance formula, at the discretion of the Committee.

 (m) No Representations or Covenants with Respect to Tax Qualification. Although the Company may endeavor to (i) qualify an Award for favorable U.S. tax provisions (e.g., incentive stock options under Section 422 of the Code) or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Employee Plan.

(n) Compliance with Laws. The granting of Awards and the issuance of Shares under the Employee Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges or automated quotation systems on which the Company is listed, quoted or traded as may be required. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Employee Plan prior to:

(i)	obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(ii)
completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable or at a time when any such registration or qualification is not current, has been suspended or otherwise has ceased to be effective.

The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

(o) Code Section 83(b) Elections.  Neither the Company, any Affiliate, nor the Committee shall have any responsibility in connection with a Participant's election, or attempt to elect, under Code section 83(b) to include the value of a Restricted Stock Award in the Participant's gross income for the year of payment.  Any Participant who makes a Code section 83(b) election with respect to any such Award shall promptly notify the Committee of such election and provide the Committee with a copy thereof.

(p) Successors.  All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business, stock and/or assets of the Company.

Section 10.    Term of the Employee Plan

The Plan shall remain in full force and effect through the tenth (10th) anniversary of the Effective Date, unless sooner terminated by the Board.  After the Employee Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Employee Plan's terms and conditions.